[Form of Proxy]

                                                                   Exhibit 99(b)

                             TRANSPORT HOLDINGS INC.

             Proxy Solicited on Behalf of the Board of Directors of
                  Transport Holdings Inc. for a Special Meeting
                      of Stockholders to be held on , 1996.

         The undersigned Stockholder of Transport Holdings Inc. ("THI") hereby appoints ____________ and _______________, and either of them, the lawful attorneys and proxys of the undersigned, with several powers of substitution, to vote all shares of Common Stock, par value $0.01 per share, of THI (the "THI Common Stock") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on _________ __, 1996, and any adjournments thereof:

1. Approval of the Agreement and Plan of Merger, dated as of September 25, 1996 (the "Merger Agreement"), by and between THI and Conseco, Inc., an Indiana corporation ("Conseco"), and the transactions contemplated thereby (including, without limitation, the Merger (as defined below)), pursuant to which, among other things, (i) THI will be merged with and into Conseco, with Conseco being the surviving corporation (the "Merger"), and
     (ii) each outstanding share of THI Common Stock (other than shares of THI Common Stock held as treasury shares by THI immediately prior to the Effective Time (as defined in the Merger Agreement)) will be cancelled and converted into the right to receive the Merger Consideration (as defined in the Merger Agreement).


                 FOR ___             AGAINST ___          ABSTAIN ___

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors recommends that the stockholders of THI vote FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby. In the absence of specific instructions, proxys will be voted for approval of the Merger Agreement and the Merger and in the discretion of the proxy holders as to any other matters.

          Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


         Signature:____________________________       Date:___________________


         Signature:____________________________       Date:__________________


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